   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998.
                                                       REGISTRATION NO. 33-36754
================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION

                            WASHINGTON, D.C.  20549

                           -------------------------

                       Post-Effective Amendment No. 1 to

                                    FORM S-8

                                  AMENDMENT TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              BJ SERVICES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            63-0084140
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                          5500 NORTHWEST CENTRAL DRIVE
                              HOUSTON, TEXAS 77092
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                              BJ SERVICES COMPANY
                 1990 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                 (FORMERLY ENTITLED THE 1990 STOCK OPTION PLAN)
                            (FULL TITLE OF THE PLAN)

                         MARGARET BARRETT SHANNON, ESQ.
                              BJ SERVICES COMPANY
                 VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                          5500 NORTHWEST CENTRAL DRIVE
                              HOUSTON, TEXAS 77092
                                 (713) 222-1875
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -------------------------

                       CALCULATION  OF  REGISTRATION  FEE

==============================================================================================================
                                                                                    PROPOSED
                                                                     PROPOSED        MAXIMUM
                                                    AMOUNT            MAXIMUM       AGGREGATE      AMOUNT OF
                                                     TO BE        OFFERING PRICE    OFFERING      REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED       REGISTERED (1)       PER SHARE        PRICE           FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value per share (2)    1,500,000 shares   $     (3)        $     (3)          (3)
==============================================================================================================

(1) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions. This registration statement as originally filed with the Securities and Exchange Commission on September 11, 1990 covered 750,000 shares of Common Stock, par value $0.10 per share ("Common Stock"). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Act"), the number of shares of Common Stock covered by this registration statement also includes 750,000 additional shares of Common Stock represented by the dividend of one share of Common Stock per issued and outstanding share of Common Stock payable on or about February 20, 1998 to stockholders of record on January 30, 1998.

(2) Includes the preferred share purchase rights (as adjusted and as subject to further adjustment in certain events, including stock splits, stock dividends or similar transactions) associated with the Common Stock.

(3)      The filing fee was previously paid.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         This Registration Statement on Form S-8/A hereby incorporates by reference the contents of the following documents filed by BJ Services Company (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

         (b)     The Company's Current Report on Form 8-K dated January 30,
1998; and

         (c) The description of the Common Stock contained in the Company's registration statement on Form 8-A/A (No. 1-10570) filed under the Exchange Act on January 9, 1996; the description of the BJ Rights contained in the Company's registration statement on Form 8-A/A filed under the Exchange Act on November 6, 1996; the description of the BJ Warrants contained in the Company's registration statement on Form 8-A filed under the Exchange Act on March 22, 1995; and the description of the Series A Preferred Stock of the Company included in the Company's registration statement on Form 8-A/A filed under the Exchange Act on November 6, 1996, in each case as amended.

         All documents filed by the Company and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of the documents. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Prospectus, or in any subsequently filed documents, that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the securities offered hereby have been passed upon for the Company by Andrews & Kurth L.L.P.

         The consolidated financial statements and the related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") which permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit (other than an action by or in the right of the corporation) by reason of their being directors, officers or other agents of the corporation.

         The Company's Certificate of Incorporation provides that no director of the Company shall be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation also provides that if the DGCL is amended to authorize further limitation or elimination of the personal liability of directors, then the liability of the Company's directors shall be limited or eliminated to the full extent permitted by the DGCL.

         Section 16 of Article III of the Company's Bylaws provides as follows:
(a) The Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries or, while a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries, is or was serving at the request of the Company or any of its direct or indirect wholly owned subsidiaries, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws provided that the Company shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the Company or any of its direct or indirect wholly owned subsidiaries or the directors of the Company or any of its direct or indirect wholly owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless a majority of the Board of Directors of the Company shall have previously approved the bringing of such action, suit or proceeding. The Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Company or any of its direct or indirect wholly owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Company shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

         (b) Expenses incurred by an officer or director of the Company or any of its direct or indirect wholly owned subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 16. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Company's Certificate of Incorporation, the Certificate of Incorporation or Bylaws or other governing documents of any direct or indirect wholly owned subsidiary of the Company, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Section 16.

ITEM 8.  LIST OF EXHIBITS

Exhibit No.      Description
-----------      -----------
*5.1             Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

10.1             1990 Stock Incentive Plan, as amended and restated (filed as
                 Exhibit 10.1 to the Company's Registration Statement on Form
                 S-8 (Reg.  No. 33-62098) and incorporated herein by reference).

10.2             Amendment effective December 12, 1996, to 1990 Stock Incentive
                 Plan, as amended and restated (filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended
                 September 30, 1996, and incorporated herein by reference).

*23.1 The consent of Deloitte & Touche LLP to the incorporation by reference of their report.

*23.2 The consent of Andrews & Kurth L.L.P. to the use of their opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

*25.1 Powers of attorney, pursuant to which amendments to this Registration Statement may be filed, are included in Part II hereof.

* Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S- 3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that it, the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of January, 1998.

                                       BJ Services Company
                                       (Registrant)


                                       By: /s/ J. W. Stewart
                                           -----------------------------------
                                           J. W. Stewart
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. W. Stewart, Michael McShane, and Margaret Barrett Shannon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on January 29, 1998.


             Signature                                Title
             ---------                                -----

 /s/ J. W. Stewart                        Chairman of the Board, President,
----------------------------------------     and Chief Executive Officer
J. W. Stewart
(Principal Executive Officer)


 /s/ Michael McShane                      Senior Vice President - Finance, Chief
----------------------------------------     Financial Officer and Director
Michael McShane
(Principal Financial Officer)


 /s/ Matthew D. Fitzgerald                Vice President and Controller
----------------------------------------
Matthew D. Fitzgerald
(Principal Accounting Officer)

/s/ L. William Heiligbrodt                Director
----------------------------------------
L. William Heiligbrodt


 ./s/ John R. Huff                         Director
----------------------------------------
John R. Huff



 /s/ Don D. Jordan                        Director
----------------------------------------
Don D. Jordan



 /s/ R. A. LeBlanc                        Director
----------------------------------------
R. A. LeBlanc



 /s/ James E. McCormick                   Director
----------------------------------------
James E. McCormick



 /s/ Michael E. Patrick                   Director
----------------------------------------
Michael E. Patrick

INDEX TO EXHIBITS

Exhibit No.      Description
-----------      -----------
*5.1             Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

10.1             1990 Stock Incentive Plan, as amended and restated (filed as
                 Exhibit 10.1 to the Company's Registration Statement on Form
                 S-8 (Reg.  No. 33-62098) and incorporated herein by reference).

10.2             Amendment effective December 12, 1996, to 1990 Stock Incentive
                 Plan, as amended and restated (filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended
                 September 30, 1996, and incorporated herein by reference).

*23.1 The consent of Deloitte & Touche LLP to the incorporation by reference of their report.

*23.2 The consent of Andrews & Kurth L.L.P. to the use of their opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

*25.1 Powers of attorney, pursuant to which amendments to this Registration Statement may be filed, are included in Part II hereof.


* Filed herewith.